Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of María Vargas Molero, Thomas Peter Mc Namara, Malgorzata Klaudia Merkisz and Ruth Comiskey, acting singly, and with full power of substitution or revocation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.	prepare, execute in the name of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and access to the SEC’s Electronic Data Gathering, Analysis and Retrieval system enabling the undersigned to submit reports required by rules and regulations of the SEC;

2.	prepare, execute and submit to the SEC, and/or any national securities exchange on which Ryanair Holdings PLC (the “Company”) securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section 16 of the Exchange Act or any rule or regulation thereunder, with respect to any security of the Company, including Forms 3, 4 and 5; and

3.	obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorises any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

1.	This Power of Attorney authorises, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

2.	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3.	Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4.	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

In addition, the undersigned hereby constitutes, appoints and authorises the individuals listed in Annex 1, singly and with full power of substitution or revocation to act as the undersigned’s EDGAR account administrators and manage the undersigned’s EDGAR account, including, but not limited to, appointing any additional account administrators for the purpose of managing the undersigned’s EDGAR account.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of 6 February 2026.

/s/ Michał Kaczmarzyk
Name: Michał Kaczmarzyk

NOTARISATION

State of New York

County of Suffolk

The foregoing instrument was acknowledged before me this 6th day of February, 2026, by MICHAŁ KACZMARZYK.

/s/ McKinley Stacker IV
McKinley Stacker IV
Notary Public	[SEAL]
My commission expires Feb. 14, 2027	McKinley Stacker IV
Notary Public - State of New York
No. 01ST0001469
Qualified in Suffolk County
My Commission Expires Feb. 14, 2027

This electronic notarial act involved a remote online appearance involving the use of communication technology.

Annex 1

Individuals authorised to act as EDGAR account administrators:

1.	María Vargas Molero.

2.	Thomas Peter Mc Namara.

3.	Ruth Comiskey.

4.	Malgorzata Klaudia Merkisz.